EXHIBIT 99.1



ECHO(SM)


FOR IMMEDIATE RELEASE
---------------------


                   ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                      RECORD THIRD QUARTER FY 2003 RESULTS

                - Revenue increases 25.7% to record $10.6 million


AGOURA  HILLS, CALIF., AUGUST 4, 2003 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment services, today reported financial and operating results for the three and nine months ended June 30, 2003.

Revenue for the third quarter of fiscal 2003 was a record $10,578,000, an increase of 25.7%, as compared to $8,415,000 in the prior year quarter.

Operating income rose to $564,000, as compared to an operating loss of $143,000 in the same period last year. The year-over-year improvement can be attributed to the significant increase in bankcard and transaction processing revenue, reduction in research and development expenditures as the Visa Point-of-Sale
(POS) Check Service program moved from beta testing to implementation, and elimination of $129,000 in amortization of goodwill.

The Company reported net income of $308,000, or $0.05 per share on a fully diluted basis, in the quarter, as compared to a net loss of $168,000, or $0.03 per share in the third quarter of fiscal 2002.

"We are pleased to announce another strong quarter of revenue growth and profitability," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc. "ECHO continues to make significant progress on our strategic plan by expanding our check services business and introducing our credit card agent bank program to smaller regional and community banks. During the quarter, we completed a full implementation of a major global specialty-retailer, with close to 3,000 storefronts, into the Visa program. As a result of the growing client base in check services, our ACH processing volume rose threefold, a clear indication of the substantial growth we anticipate through the Visa program."

"ECHO is currently providing key processing infrastructure to eight of the ten banks participating in Visa's POS Check Service program. These banks are becoming very effective at convincing their merchants that the Visa program lowers check costs and greatly diminishes fraudulent activity. We continue to believe that the Visa POS check service program is well poised to become the industry standard for electronic check processing in the near future," Mr. Barry added.


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Total processing and transaction revenue for this fiscal quarter increased 26.3%
to $10,526,000 from $8,337,000 in the same period last year. For the quarter, gross margin from processing and transaction revenue increased to 32.9%, from 30.5% in the third quarter of fiscal 2002.

Bankcard processing and transaction revenue increased 24.1% to $8,612,000 for this fiscal quarter, from $6,940,000 in the third fiscal quarter 2002. This increase was mainly attributable to the organic growth from the Company's existing merchants and from new merchants generated from our marketing initiatives, such as the Company's MerchantAmerica program and other sales programs.

Check-related revenues increased 33.3% to $1,966,000 for the three months ended June 30, 2003, from $1,475,000 for the three months ended June 30, 2002, due to a 13.4% increase in check verification revenue and a 222.1% increase in other electronic check services revenue such as check conversion services. Check conversion revenue has grown significantly in recent months as a result of broader market acceptance of the product and as a result of the growth in the Visa POS Check Services program.

"The Company generated $5,366,000 of cash from operating activities in the nine months ended June 30, 2003, as compared to $307,000 cash used in the same period last year. The cash generated was attributable to income of $810,000 before a non-cash charge of $4,707,000 due to a cumulative change in accounting principle, $3,202,000 from the net change in settlements payable and receivable, and other operating activities," continued Mr. Barry. "ECHO's balance sheet continues to improve over the prior quarter, with $5,563,000 in cash and cash equivalents, $3,294,000 in working capital and $9,705,000 in stockholders' equity as of June 30, 2003."

"We are excited about our continued success in the growth of our bankcard processing and check processing revenue. As a result, we are projecting approximately 22% increase in revenue for fiscal 2003, as compared to fiscal 2002, and we anticipate that check-related revenue will represent nearly 20% of total revenue this year," Mr. Barry concluded.

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)

Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection, and inventory tracking.

For more information about ECHO, please visit www.echo-inc.com.
                                              ----------------

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.



                          -  FINANCIAL TABLES FOLLOW -

                               ELECTRONIC CLEARING HOUSE, INC.
                                 CONSOLIDATED BALANCE SHEETS
                                        (UNAUDITED)


                                          ASSETS
                                                                          JUNE 30,      SEPTEMBER 30,
                                                                            2003            2002
                                                                        -------------  ---------------
Current assets:
  Cash and cash equivalents                                             $  5,563,000   $    2,409,000
  Restricted cash                                                          1,112,000          906,000
  Settlement receivable                                                      707,000          148,000
  Accounts receivable less allowance of $438,000 and $431,000              1,891,000        1,596,000
  Prepaid expenses and other assets                                          459,000          403,000
  Deferred tax asset                                                          79,000          266,000
                                                                        -------------  ---------------
    Total current assets                                                   9,811,000        5,728,000

Noncurrent assets:
  Property and equipment, net                                              6,396,000        5,101,000
  Deferred tax asset                                                       1,634,000        2,018,000
  Other assets, less accumulated amortization of $293,000 and $259,000       529,000          637,000
  Goodwill, net                                                                  -0-        4,707,000
                                                                        -------------  ---------------

    Total assets                                                        $ 18,370,000   $   18,191,000
                                                                        =============  ===============

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings and current portion of long-term debt           $    625,000   $      515,000
  Accounts payable                                                           111,000          201,000
  Settlement payable                                                       4,490,000          729,000
  Accrued expenses                                                         1,291,000          987,000
  Deferred income                                                                -0-           62,000
                                                                        -------------  ---------------
    Total current liabilities                                              6,517,000        2,494,000

Long-term debt                                                             2,148,000        2,159,000
                                                                        -------------  ---------------
    Total liabilities                                                      8,665,000        4,653,000
                                                                        -------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 36,000,000 authorized:
   5,855,674 and 5,835,331 shares issued; 5,816,405 and
   5,796,062 shares outstanding                                               59,000           58,000
  Additional paid-in capital                                              21,498,000       21,435,000
  Accumulated deficit                                                    (11,383,000)      (7,486,000)
  Less treasury stock at cost, 39,269 common shares                         (469,000)        (469,000)
                                                                        -------------  ---------------
    Total stockholders' equity                                             9,705,000       13,538,000
                                                                        -------------  ---------------

    Total liabilities and stockholders' equity                          $ 18,370,000   $   18,191,000
                                                                        =============  ===============

                                       ELECTRONIC CLEARING HOUSE, INC.
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (UNAUDITED)

                                                                           THREE MONTHS                     NINE MONTHS
                                                                           ENDED JUNE 30,                  ENDED JUNE 30,
                                                                 ----------------------------------  --------------------------
                                                                       2003              2002            2003          2002
                                                                 ----------------  ----------------  ------------  ------------
Revenues:
  Processing revenue                                             $     5,673,000   $     4,180,000   $15,559,000   $12,048,000
  Transaction revenue                                                  4,853,000         4,157,000    13,837,000    12,413,000
  Other revenue                                                           52,000            78,000       250,000       261,000
                                                                 ----------------  ----------------  ------------  ------------
                                                                      10,578,000         8,415,000    29,646,000    24,722,000
                                                                 ----------------  ----------------  ------------  ------------
Costs and expenses:
  Processing and transaction expense                                   7,059,000         5,795,000    19,596,000    16,675,000
  Other operating costs                                                  812,000           688,000     2,329,000     2,238,000
  Research and development expense                                       375,000           466,000     1,042,000     1,264,000
  Selling, general and administrative expenses                         1,768,000         1,480,000     5,123,000     5,008,000
  Amortization expense - goodwill                                            -0-           129,000           -0-       385,000
  Legal settlement                                                           -0-               -0-           -0-     2,500,000
                                                                 ----------------  ----------------  ------------  ------------

                                                                      10,014,000         8,558,000    28,090,000    28,070,000
                                                                 ----------------  ----------------  ------------  ------------

Income (loss) from operations                                            564,000          (143,000)    1,556,000    (3,348,000)

Interest income                                                            6,000            10,000        21,000        46,000
Interest expense                                                         (51,000)          (46,000)     (150,000)      (84,000)
                                                                 ----------------  ----------------  ------------  ------------

Income (loss) before provision for income taxes
and cumulative effect of an accounting change                            519,000          (179,000)    1,427,000    (3,386,000)

(Provision) benefit for income taxes                                    (211,000)           11,000      (617,000)    1,217,000
                                                                 ----------------  ----------------  ------------  ------------
Income (loss) before cumulative effect of an accounting change           308,000          (168,000)      810,000    (2,169,000)
Cumulative effect of an accounting change to adopt SFAS 142                  -0-               -0-    (4,707,000)          -0-
                                                                 ----------------  ----------------  ------------  ------------

Net income (loss)                                                $       308,000   $      (168,000)  $(3,897,000)  $(2,169,000)
                                                                 ================  ================  ============  ============

Basic net earnings (loss) per share
  Before cumulative effect of accounting change                  $          0.05   $         (0.03)  $      0.14   $     (0.38)
  Cumulative effect of accounting change                                     -0-               -0-         (0.81)          -0-
                                                                 ----------------  ----------------  ------------  ------------
  Basic net earnings (loss) per share                            $          0.05   $         (0.03)  $     (0.67)  $     (0.38)
                                                                 ================  ================  ============  ============

Diluted net earnings (loss) per share
  Before cumulative effect of accounting change                  $          0.05   $         (0.03)  $      0.14   $     (0.38)
  Cumulative effect of accounting change                                     -0-               -0-         (0.81)          -0-
                                                                 ----------------  ----------------  ------------  ------------
  Diluted net earnings (loss) per share                          $          0.05   $         (0.03)  $     (0.67)  $     (0.38)
                                                                 ================  ================  ============  ============

Weighted average shares outstanding
  Basic                                                                5,810,787         5,796,109     5,802,802     5,785,362
                                                                 ================  ================  ============  ============
  Diluted                                                              6,039,990         5,796,109     5,802,802     5,785,362
                                                                 ================  ================  ============  ============

                             ELECTRONIC CLEARING HOUSE, INC.
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (UNAUDITED)

                                                                     NINE MONTHS
                                                                    ENDED JUNE 30,
                                                           ------------------------------
                                                                 2003            2002
                                                           ----------------  ------------
Cash flows from operating activities:
  Net loss                                                 $    (3,897,000)  $(2,169,000)
  Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
    Depreciation                                                   498,000       476,000
    Amortization of software                                       649,000       377,000
    Amortization of goodwill                                           -0-       385,000
    Provision for losses on accounts and notes receivable           45,000       258,000
    Provision for obsolete inventory                                   -0-       201,000
    Write-down of real estate                                          -0-       100,000
    Fair value of stock issued in connection with
     directors' compensation                                        21,000        45,000
    Deferred income taxes                                          571,000    (1,236,000)
    Stock option compensation                                       20,000           -0-
    Legal settlement                                                   -0-     1,300,000
    Cumulative effect of an accounting change                    4,707,000           -0-
Changes in assets and liabilities:
  Restricted cash                                                 (206,000)      520,000
  Accounts receivable                                             (340,000)     (110,000)
  Settlement receivable                                           (559,000)      (68,000)
  Accounts payable                                                 (90,000)       (3,000)
  Settlement payable                                             3,761,000       (60,000)
  Accrued expenses                                                 304,000      (315,000)
  Prepaid expenses                                                (118,000)       (8,000)
                                                           ----------------  ------------

  Net cash provided by (used in) operating activities            5,366,000      (307,000)
                                                           ----------------  ------------

Cash flows from investing activities:
  Other assets                                                      74,000       (62,000)
  Purchase of equipment and software                            (2,129,000)   (1,439,000)
                                                           ----------------  ------------

  Net cash used in investing activities                         (2,055,000)   (1,501,000)
                                                           ----------------  ------------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                          292,000           -0-
  Repayment of notes payable                                      (133,000)     (105,000)
  Repayment of capitalized leases                                 (339,000)     (144,000)
  Proceeds from sale and leaseback of equipment                        -0-       390,000
  Proceeds from exercise of stock options                           23,000        11,000
                                                           ----------------  ------------

  Net cash (used in) provided by financing activities             (157,000)      152,000
                                                           ----------------  ------------

Net increase (decrease) in cash                                  3,154,000    (1,656,000)
Cash and cash equivalents at beginning of period                 2,409,000     4,147,000
                                                           ----------------  ------------
Cash and cash equivalents at end of period                 $     5,563,000   $ 2,491,000
                                                           ================  ============


Media Contact:
-------------
Donna Rehman, Corporate Secretary                      Crocker Coulson, Partner
818-706-8999, ext. 3033                                CCG
Electronic Clearing House, Inc., Agoura Hills, Calif.  818-789-0100
URL:http://www.echo-inc.com                            E-MAIL: crocker.coulson@ccgir.com
    -----------------------                                    -------------------------
E-MAIL: corp@ECHO-inc.com
        -----------------

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